Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Coca-Cola European Partners plc:

•	Registration Statement No. 333-208556 on Form S-8, dated 1 June 2016

•	Registration Statement No. 333-211764 on Form S-8, dated 1 June 2016 of our report dated 11 April 2017, with respect to the consolidated financial statements of Coca-Cola European Partners plc (successor to Coca-Cola Enterprises, Inc.) included in this Annual Report on Form 20-F of Coca-Cola European Partners plc for the year ended 31 December 2016.

/s/ Ernst & Young LLP

Atlanta, Georgia
11 April 2017